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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Shareholders of A.D.A.M. Software, Inc.

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-7785) of A.D.A.M. Software, Inc. of our report dated May 22, 1998, appearing on page F-1 of this form 10-K.


/s/  Price Waterhouse LLP


PRICE WATERHOUSE LLP
Atlanta, Georgia
June 29, 1998